EXHIBIT 10.129

FIFTH AMENDMENT TO DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan adopted by Pentastar Services, Inc., predecessor to Dollar Thrifty Automotive Group, Inc. (“DTAG”), on December 28, 1994, as amended by (i) Amendment to Deferred Compensation Plan adopted by DTAG on September 29, 1998, (ii) Second Amendment to Deferred Compensation Plan adopted by DTAG on September 23, 1999, (iii) Third Amendment to Deferred Compensation Plan adopted by DTAG on January 14, 2000, and (iv) Fourth Amendment to Deferred Compensation Plan adopted by DTAG on December 1, 2005, effective as of January 1, 2005 (collectively, the “Plan”) is hereby amended on February 1, 2007 as follows:

1.         The definition of “Change in Control” contained in Section 1.6 of the Plan is hereby amended as follows:

(a)          By amending subparagraph (a) by deleting the phrase “less than a majority of” after the word “reorganization” in its entirety and replacing it with the phrase “60% or less of”.

(b)          By amending subparagraph (b) by deleting the phrase “less than a majority of” after the word “transfer” in its entirety and replacing it with the phrase “60% or less of”.

This Fifth Amendment was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on February 1, 2007.